UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CENVEO, INC.
(Exact name of registrant as specified in its charter)

COLORADO	84-1250533
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered each class is to be registered

Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]
Securities Act registration statement file number to which this form relates:
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

Cenveo, Inc., a Colorado corporation (the “Registrant”), hereby incorporates by reference the description of its common stock, par value $0.01 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 (File No. 333-214790), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2016 (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

The Registrant’s common stock to be registered hereunder has been approved for listing on The NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “CVO.”
Item 2. Exhibits.

The following documents are filed as a part of the registration statement (for the purposes of example only):

Exhibit No.     Description

1.	Articles of Incorporation of the Registrant -- (1)

2.	Articles of Amendment to the Articles of Incorporation of the Registrant, dated May 17, 2004 -- (2)

3.	Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant, dated April 20, 2005 -- (3)

4.	Certificate of Amendment to the Articles of Incorporation -- (4)

5.	Bylaws of the Registrant, Amended and Restated as of March 31, 2014 -- (5)

99.	Specimen Stock Certificate of the Registrant
____________________

(1)	Incorporated by reference to Exhibit 3(i) to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 1997, filed August 14, 1997.

(2)	Incorporated by reference to Exhibit 3.2 to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2004, filed August 2, 2004.

(3)	Incorporated by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K, filed April 21, 2005.

(4)	Incorporated by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K, filed July 15, 2016.

(5)	Incorporated by reference to Exhibit 3.2 to Registrant’s current report on Form 8-K, filed April 4, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENVEO, INC.
Date:	August 7, 2017

By:	/s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer